Contact:
Matthew S. Stadler
Executive Vice President
Chief Financial Officer
Cohen & Steers, Inc.
Tel (212) 446-9168

COHEN & STEERS REPORTS FOURTH QUARTER 2017 DILUTED EPS OF $0.43, OR $0.55, AS ADJUSTED
FULL YEAR 2017 DILUTED EPS OF $1.96, OR $2.07, AS ADJUSTED

•	Ending AUM of $62.1 billion

•	Net inflows of $227 million for the fourth quarter 2017; net inflows of $3.9 billion for the full year 2017

•	Annualized organic growth rate of 1.5% for the fourth quarter 2017; organic growth rate of 6.7% for the full year 2017

•	Operating margin of 41.2% for the fourth quarter 2017; operating margin of 40.9% for the full year 2017

•
Results for the fourth quarter 2017 reflected a tax charge of approximately $12.7 million due to recently enacted tax reform legislation, partially offset by the release of certain tax reserves and other tax related items aggregating to approximately $5.6 million

NEW YORK, NY, January 24, 2018—Cohen & Steers, Inc. (NYSE: CNS) reported earnings of $0.43 per diluted share for the quarter ended December 31, 2017, compared with $0.56 for the quarter ended December 31, 2016 and $0.53 for the quarter ended September 30, 2017. Adjusted earnings per diluted share were $0.55 for the quarter ended December 31, 2017, compared with $0.48 for the quarter ended December 31, 2016 and $0.55 for the quarter ended September 30, 2017.
For the year ended December 31, 2017, the Company reported earnings of $1.96 per diluted share, compared with $2.00 for the year ended December 31, 2016. Adjusted earnings per diluted share were $2.07 for the year ended December 31, 2017, compared with $1.85 for the year ended December 31, 2016.
Financial Highlights (Unaudited)

For the Periods

(in thousands, except percentages and per share data)	Three Months Ended			Years Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
U.S. GAAP
Revenue	$99,342	$96,354	$89,434	$378,194	$349,876
Expenses	$58,454	$55,381	$53,574	$223,448	$214,365
Operating income	$40,888	$40,973	$35,860	$154,746	$135,511
Operating margin	41.2%	42.5%	40.1%	40.9%	38.7%
Non-operating income (loss)	$2,839	$2,327	$1,427	$5,654	$7,892
Net income attributable to common stockholders	$20,398	$25,082	$26,168	$91,939	$92,936
Diluted earnings per share	$0.43	$0.53	$0.56	$1.96	$2.00

As Adjusted (1)
Net income attributable to common stockholders	$26,055	$25,651	$22,373	$97,037	$86,109
Diluted earnings per share	$0.55	$0.55	$0.48	$2.07	$1.85
_________________________

(1)
The “As Adjusted” amounts represent non-GAAP financial measures. Please refer to the “Non-GAAP Reconciliation” on pages 18-19 for a reconciliation to the most directly comparable U.S. GAAP financial measures.

U.S. GAAP
This section discusses the financial results of the Company as presented in accordance with U.S. GAAP.
Revenue
Revenue for the fourth quarter of 2017 was $99.3 million, an increase of $3.0 million from $96.4 million for the third quarter of 2017. Higher average assets under management and a favorable change in the mix of assets under management in the quarter resulted in the following changes in investment advisory and administration fees:

•	Institutional account revenue increased $417,000 to $26.4 million;

•	Open-end fund revenue increased $2.0 million to $44.6 million; and

•	Closed-end fund revenue increased $486,000 to $20.5 million.
Revenue for the year ended December 31, 2017 was $378.2 million, an increase of $28.3 million from $349.9 million for the year ended December 31, 2016.
Expenses
Expenses for the fourth quarter of 2017 were $58.5 million, compared with $55.4 million for the third quarter of 2017. The change was primarily due to:

•
Higher general and administrative expenses of $2.2 million, primarily due to higher fund reimbursement expenses of approximately $594,000 and an increase in travel and entertainment of approximately $569,000. In addition, the third quarter of 2017 included a refund of foreign withholding taxes related to prior years of approximately $950,000; and

•	Higher distribution and service fees of $545,000, primarily due to higher average assets under management in U.S. open-end funds.
Expenses for the year ended December 31, 2017 were $223.4 million, an increase of $9.1 million from $214.4 million for the year ended December 31, 2016.
Operating Margin
Operating margin was 41.2% for the fourth quarter of 2017, compared with 42.5% for the third quarter of 2017.
Operating margin was 40.9% for the year ended December 31, 2017, compared with 38.7% for the year ended December 31, 2016.
Non-operating Income
Non-operating income for the fourth quarter of 2017 was $2.8 million, compared with $2.3 million for the third quarter of 2017. The change was primarily attributable to higher net realized and unrealized gains on the Company’s seed investments of approximately $371,000.

Non-operating income for the year ended December 31, 2017 was $5.7 million, compared with $7.9 million for the year ended December 31, 2016. The change was primarily due to lower net realized and unrealized gains on the Company's seed investments of approximately $3.0 million and net losses associated with forward currency contracts used to hedge certain non-U.S. dollar investment advisory fees receivable of $973,000, partially offset by an increase in interest and dividend income from the Company's seed investments and corporate cash balances of approximately $2.2 million.
Income Taxes
On December 22, 2017, the Tax Cuts and Jobs Act (Tax Act) was enacted. The Tax Act, among other things, imposes a one-time tax on deemed repatriated accumulated earnings and profits of the Company’s foreign subsidiaries, moves from the current system of worldwide taxation to a territorial system and reduces the statutory corporate tax rate to 21%. As a result of these changes, in the fourth quarter of 2017, the Company recorded a transition tax attributable to the shift in tax regimes and also remeasured its deferred and other tax balances by applying the reduced tax rate.
The effective tax rate for the fourth quarter of 2017 was 52.9%, which differed from the statutory rate primarily due to tax charges of approximately $8.4 million related to a transition tax on the deemed repatriation of foreign earnings and profits and approximately $4.3 million related to the remeasurement of deferred and other tax balances, partially offset by the release of certain tax reserves and other tax related items aggregating to approximately $5.6 million.
The effective tax rate for the year ended December 31, 2017 was 42.5%, which differed from the statutory rate primarily due to tax charges of approximately $8.4 million related to a transition tax on the deemed repatriation of foreign earnings and profits and approximately $4.3 million related to the remeasurement of deferred and other tax balances, partially offset by the release of certain tax reserves and other tax related items aggregating to approximately $4.6 million.
Tax charges in connection with the enactment of the Tax Act discussed above may change due to, among other things, additional guidance that may be issued by the U.S. Department of the Treasury with respect to the Tax Act and revisions to the Company's assumptions as further information and interpretations become available.
As Adjusted
The term “As Adjusted” is used to identify non-GAAP financial information in the discussion below. Please refer to the “Non-GAAP Reconciliation” on pages 18-19 for a reconciliation to the most directly comparable U.S. GAAP financial measures.
Revenue
Revenue, as adjusted, for the fourth quarter of 2017 was $99.4 million, compared with $96.5 million for the third quarter of 2017. Revenue, as adjusted, for the year ended December 31, 2017 was $378.5 million, compared with $350.0 million for the year ended December 31, 2016.
Revenue, as adjusted, excluded investment advisory and administration fees attributable to the consolidation of the Company’s seed investments.

Expenses
Total operating expenses, as adjusted, for the fourth quarter of 2017 were $58.2 million, compared with $56.0 million for the third quarter of 2017. Total operating expenses, as adjusted, for the year ended December 31, 2017 were $223.8 million, compared with $212.3 million for the year ended December 31, 2016.
Total operating expenses, as adjusted, excluded general and administrative expenses attributable to the consolidation of the Company’s seed investments, employee compensation and benefits related to the accelerated vesting of certain restricted stock units due to retirements, and refunds of foreign withholding taxes for prior years.
Operating Margin
Operating margin, as adjusted, for the fourth quarter of 2017 was 41.5%, compared with 41.9% for the third quarter of 2017. Operating margin, as adjusted, for the year ended December 31, 2017 was 40.9%, compared with 39.3% for the year ended December 31, 2016.
Non-operating Income
Non-operating income, as adjusted, for the fourth quarter of 2017 was $618,000, compared with $471,000 for the third quarter of 2017. Non-operating income, as adjusted, for both the years ended December 31, 2017 and 2016 were $1.2 million.
Non-operating income, as adjusted, excluded amounts attributable to the consolidation of the Company’s seed investments and the results from the Company’s equity method and available-for-sale seed investments.
Income Taxes
The effective tax rate, as adjusted, for the fourth quarter of 2017 was 37.8%, compared with 37.3% for the third quarter of 2017. The third quarter of 2017 included the cumulative effect of a change in the Company’s estimated effective tax rate for the year. The effective tax rate, as adjusted, for the year ended December 31, 2017 was 37.8%, compared with 38.0% for the year ended December 31, 2016.
The effective tax rate, as adjusted, excluded amounts attributable to the Tax Act, the release of certain tax reserves, other tax related items, and the tax effects of other non-GAAP adjustments.

Assets Under Management Highlights (Unaudited)
December 31, 2017 Compared with September 30, 2017

(in millions)	As of
By Investment Vehicle	December 31, 2017	September 30, 2017	% Change
Institutional accounts	$29,396	$29,631	(0.8%)
Open-end funds	23,304	22,516	3.5%
Closed-end funds	9,406	9,374	0.3%
Total	$62,106	$61,521	1.0%

By Investment Strategy
U.S. real estate	$27,580	$28,233	(2.3%)
Preferred securities	13,018	12,709	2.4%
Global/international real estate	11,108	10,445	6.3%
Global listed infrastructure	6,932	6,771	2.4%
Other	3,468	3,363	3.1%
Total	$62,106	$61,521	1.0%
Assets under management were $62.1 billion as of December 31, 2017, an increase of $585 million from $61.5 billion at September 30, 2017. The increase from September 30, 2017 was attributable to net inflows of $227 million and market appreciation of $1.7 billion, partially offset by distributions of $1.3 billion.
Institutional Accounts
Assets under management in institutional accounts were $29.4 billion as of December 31, 2017, a decrease of 0.8% from $29.6 billion at September 30, 2017. The change from September 30, 2017 was due to the following:

•	Net outflows of $494 million from Japan subadvised accounts, including $492 million from U.S. real estate;

•	Distributions from Japan subadvised accounts of $627 million, including $586 million from U.S. real estate;

•	Net inflows of $63 million from subadvised accounts excluding Japan, including $57 million into global/international real estate;

•
Net outflows of $157 million from advised accounts, including $116 million from U.S. real estate and $50 million from global/international real estate, partially offset by net inflows of $23 million into global listed infrastructure; and

•	Market appreciation of $1.0 billion, including $394 million from global/international real estate, $354 million from U.S. real estate and $85 million from global listed infrastructure.
Open-end Funds
Assets under management in open-end funds were $23.3 billion as of December 31, 2017, an increase of 3.5% from $22.5 billion at September 30, 2017. The change from September 30, 2017 was due to the following:

•	Net inflows of $815 million, including $290 million into preferred securities, $249 million into global/international real estate and $240 million into U.S. real estate;

•	Market appreciation of $548 million, including $337 million from U.S. real estate, $93 million from global/international real estate and $86 million from preferred securities; and

•	Distributions of $575 million, including $395 million from U.S. real estate and $126 million from preferred securities.
Closed-end Funds
Assets under management in closed-end funds were $9.4 billion at both December 31, 2017 and September 30, 2017 as market appreciation of $172 million was partially offset by distributions of $140 million.
Investment Performance as of December 31, 2017

(1)
Past performance is no guarantee of future results. Outperformance is determined by annualized investment performance of all accounts in each investment strategy measured gross of fees and net of withholding taxes in comparison to the performance of each account’s reference benchmark measured net of withholding taxes, where applicable. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Cohen & Steers.

(2)
© 2018 Morningstar, Inc. All Rights Reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Morningstar calculates its ratings based on a risk-adjusted return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive five stars, the next 22.5% receive four stars, the next 35% receive three stars, the next 22.5% receive two stars and the bottom 10% receive one star. Past performance is no guarantee of future results. Based on independent rating by Morningstar, Inc. of investment performance of each Cohen & Steers-sponsored open-end U.S.-registered mutual fund for all share classes for the overall period as of December 31, 2017. Overall Morningstar rating is a weighted average based on the 3-year, 5-year and 10-year Morningstar rating. Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Cohen & Steers.

Balance Sheet Information
As of December 31, 2017, cash, cash equivalents and seed investments were $257 million. As of December 31, 2017, stockholders' equity was $276 million and the Company had no debt.

Conference Call Information
Cohen & Steers will host a conference call tomorrow, January 25, 2018 at 9:00 a.m. (ET) to discuss the Company’s fourth quarter and full year results. Investors and analysts can access the live conference call by dialing 800-897-4662 (U.S.) or +1-212-231-2914 (international); passcode: 21879241. Participants should plan to register at least 10 minutes before the conference call begins. The presentation that will be reviewed as part of the conference call is available on the Company's website at www.cohenandsteers.com under “Company - Investor Relations - Press Releases.”
A replay of the call will be available for two weeks starting at approximately 11:00 a.m. (ET) on January 25, 2018 and can be accessed at 800-633-8284 (U.S.) or +1-402-977-9140 (international); passcode: 21879241. Internet access to the webcast, which includes audio (listen-only), will be available on the Company’s website at www.cohenandsteers.com under “Company - Investor Relations - Overview.” The webcast will be archived on the website for one month.
About Cohen & Steers
Cohen & Steers is a global investment manager specializing in liquid real assets, including real estate securities, listed infrastructure, commodities and natural resource equities, as well as preferred securities and other income solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Hong Kong, Tokyo and Seattle.
Forward-Looking Statements
This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company's current views with respect to, among other things, the Company's operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these forward-looking statements. The Company believes that these factors include, but are not limited to, the risks described in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2016 (the Form 10-K), which is accessible on the Securities and Exchange Commission's website at www.sec.gov and on the Company's website at www.cohenandsteers.com. These factors are not exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company's Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # # #

Cohen & Steers, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
For the Periods
(in thousands, except per share data)

	Three Months Ended			% Change From
	December 31, 2017	September 30, 2017	December 31, 2016	September 30, 2017	December 31, 2016
Revenue
Investment advisory and administration fees	$91,479	$88,557	$81,410
Distribution and service fees	4,936	5,070	5,196
Portfolio consulting and other	2,927	2,727	2,828
Total revenue	99,342	96,354	89,434	3.1%	11.1%
Expenses
Employee compensation and benefits	32,395	31,886	28,329
Distribution and service fees	10,120	9,575	10,023
General and administrative	14,412	12,222	13,206
Depreciation and amortization	1,527	1,698	2,016
Total expenses	58,454	55,381	53,574	5.5%	9.1%
Operating income	40,888	40,973	35,860	(0.2%)	14.0%
Non-operating income (loss)
Interest and dividend income—net	1,623	1,425	652
Gain (loss) from seed investments—net	1,283	912	290
Other gains (losses)—net	(67)	(10)	485
Total non-operating income (loss)	2,839	2,327	1,427	22.0%	98.9%
Income before provision for income taxes	43,727	43,300	37,287	1.0%	17.3%
Provision for income taxes	22,921	17,562	11,096
Net income	20,806	25,738	26,191	(19.2%)	(20.6%)
Less: Net (income) loss attributable to redeemable noncontrolling interest	(408)	(656)	(23)
Net income attributable to common stockholders	$20,398	$25,082	$26,168	(18.7%)	(22.0%)

Earnings per share attributable to common stockholders
Basic	$0.44	$0.54	$0.57	(18.7%)	(22.7%)
Diluted	$0.43	$0.53	$0.56	(19.1%)	(23.2%)

Dividends declared per share
Quarterly	$0.28	$0.28	$0.26	—%	7.7%
Special	$1.00	$—	$0.50	*	100.0%

Weighted average shares outstanding
Basic	46,407	46,386	46,010
Diluted	47,300	47,047	46,609

*    Not meaningful

Cohen & Steers, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
For the Periods
(in thousands, except per share data)

	Years Ended
	December 31, 2017	December 31, 2016	% Change
Revenue
Investment advisory and administration fees	$346,832	$319,667
Distribution and service fees	20,156	19,396
Portfolio consulting and other	11,206	10,813
Total revenue	378,194	349,876	8.1%
Expenses
Employee compensation and benefits	124,076	115,607
Distribution and service fees	39,632	39,590
General and administrative	52,623	51,558
Depreciation and amortization	7,117	7,610
Total expenses	223,448	214,365	4.2%
Operating income	154,746	135,511	14.2%
Non-operating income (loss)
Interest and dividend income—net	4,333	2,119
Gain (loss) from seed investments—net	2,020	4,993
Other gains (losses)—net	(699)	780
Total non-operating income (loss)	5,654	7,892	(28.4%)
Income before provision for income taxes	160,400	143,403	11.9%
Provision for income taxes	67,914	50,593
Net income	92,486	92,810	(0.3%)
Less: Net (income) loss attributable to redeemable noncontrolling interest	(547)	126
Net income attributable to common stockholders	$91,939	$92,936	(1.1%)

Earnings per share attributable to common stockholders
Basic	$1.98	$2.02	(1.9%)
Diluted	$1.96	$2.00	(2.2%)

Dividends declared per share
Quarterly	$1.12	$1.04	7.7%
Special	$1.00	$0.50	100.0%

Weighted average shares outstanding
Basic	46,353	45,951
Diluted	46,979	46,432

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Vehicle
For the Periods
(in millions)
	Three Months Ended			% Change From
	December 31, 2017	September 30, 2017	December 31, 2016	September 30, 2017	December 31, 2016
Institutional Accounts
Assets under management, beginning of period	$29,631	$29,457	$29,948
Inflows	411	1,677	1,364
Outflows	(999)	(1,151)	(709)
Net inflows (outflows)	(588)	526	655
Market appreciation (depreciation)	980	363	(1,144)
Distributions	(627)	(731)	(800)
Transfers	—	16	—
Total increase (decrease)	(235)	174	(1,289)
Assets under management, end of period	$29,396	$29,631	$28,659	(0.8%)	2.6%
Percentage of total assets under management	47.3%	48.2%	50.1%
Average assets under management for period	$29,478	$29,659	$28,343	(0.6%)	4.0%

Open-end Funds
Assets under management, beginning of period	$22,516	$21,613	$21,165
Inflows	2,654	2,297	2,623
Outflows	(1,839)	(1,428)	(2,569)
Net inflows (outflows)	815	869	54
Market appreciation (depreciation)	548	227	(708)
Distributions	(575)	(177)	(935)
Transfers	—	(16)	—
Total increase (decrease)	788	903	(1,589)
Assets under management, end of period	$23,304	$22,516	$19,576	3.5%	19.0%
Percentage of total assets under management	37.5%	36.6%	34.2%
Average assets under management for period	$23,080	$22,159	$20,025	4.2%	15.3%

Closed-end Funds
Assets under management, beginning of period	$9,374	$9,367	$9,384
Inflows	—	—	—
Outflows	—	—	(2)
Net inflows (outflows)	—	—	(2)
Market appreciation (depreciation)	172	129	(254)
Distributions	(140)	(122)	(165)
Total increase (decrease)	32	7	(421)
Assets under management, end of period	$9,406	$9,374	$8,963	0.3%	4.9%
Percentage of total assets under management	15.1%	15.2%	15.7%
Average assets under management for period	$9,444	$9,428	$9,011	0.2%	4.8%

Total
Assets under management, beginning of period	$61,521	$60,437	$60,497
Inflows	3,065	3,974	3,987
Outflows	(2,838)	(2,579)	(3,280)
Net inflows (outflows)	227	1,395	707
Market appreciation (depreciation)	1,700	719	(2,106)
Distributions	(1,342)	(1,030)	(1,900)
Total increase (decrease)	585	1,084	(3,299)
Assets under management, end of period	$62,106	$61,521	$57,198	1.0%	8.6%
Average assets under management for period	$62,002	$61,246	$57,379	1.2%	8.1%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Vehicle
For the Periods
(in millions)
	Years Ended
	December 31, 2017	December 31, 2016	% Change
Institutional Accounts
Assets under management, beginning of period	$28,659	$26,105
Inflows	3,963	6,374
Outflows	(3,267)	(2,414)
Net inflows (outflows)	696	3,960
Market appreciation (depreciation)	2,867	1,627
Distributions	(3,018)	(3,033)
Transfers	192	—
Total increase (decrease)	737	2,554
Assets under management, end of period	$29,396	$28,659	2.6%
Percentage of total assets under management	47.3%	50.1%
Average assets under management for period	$29,346	$28,085	4.5%

Open-end Funds
Assets under management, beginning of period	$19,576	$17,460
Inflows	9,702	9,630
Outflows	(6,541)	(6,831)
Net inflows (outflows)	3,161	2,799
Market appreciation (depreciation)	1,947	917
Distributions	(1,188)	(1,600)
Transfers	(192)	—
Total increase (decrease)	3,728	2,116
Assets under management, end of period	$23,304	$19,576	19.0%
Percentage of total assets under management	37.5%	34.2%
Average assets under management for period	$21,623	$19,176	12.8%

Closed-end Funds
Assets under management, beginning of period	$8,963	$9,029
Inflows	—	—
Outflows	—	(88)
Net inflows (outflows)	—	(88)
Market appreciation (depreciation)	949	554
Distributions	(506)	(532)
Total increase (decrease)	443	(66)
Assets under management, end of period	$9,406	$8,963	4.9%
Percentage of total assets under management	15.1%	15.7%
Average assets under management for period	$9,343	$9,108	2.6%

Total
Assets under management, beginning of period	$57,198	$52,594
Inflows	13,665	16,004
Outflows	(9,808)	(9,333)
Net inflows (outflows)	3,857	6,671
Market appreciation (depreciation)	5,763	3,098
Distributions	(4,712)	(5,165)
Total increase (decrease)	4,908	4,604
Assets under management, end of period	$62,106	$57,198	8.6%
Average assets under management for period	$60,312	$56,369	7.0%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management - Institutional Accounts (Unaudited)
By Account Type
For the Periods
(in millions)
	Three Months Ended			% Change From
	December 31, 2017	September 30, 2017	December 31, 2016	September 30, 2017	December 31, 2016
Japan Subadvisory
Assets under management, beginning of period	$12,275	$13,227	$14,944
Inflows	66	352	447
Outflows	(560)	(627)	(338)
Net inflows (outflows)	(494)	(275)	109
Market appreciation (depreciation)	304	54	(554)
Distributions	(627)	(731)	(800)
Total increase (decrease)	(817)	(952)	(1,245)
Assets under management, end of period	$11,458	$12,275	$13,699	(6.7%)	(16.4%)
Percentage of institutional assets under management	39.0%	41.4%	47.8%
Average assets under management for period	$11,790	$12,625	$13,807	(6.6%)	(14.6%)

Subadvisory Excluding Japan
Assets under management, beginning of period	$6,260	$6,356	$6,048
Inflows	216	161	321
Outflows	(153)	(382)	(281)
Net inflows (outflows)	63	(221)	40
Market appreciation (depreciation)	274	125	(196)
Total increase (decrease)	337	(96)	(156)
Assets under management, end of period	$6,597	$6,260	$5,892	5.4%	12.0%
Percentage of institutional assets under management	22.4%	21.1%	20.6%
Average assets under management for period	$6,417	$6,351	$5,790	1.0%	10.8%

Advisory
Assets under management, beginning of period	$11,096	$9,874	$8,956
Inflows	129	1,164	596
Outflows	(286)	(142)	(90)
Net inflows (outflows)	(157)	1,022	506
Market appreciation (depreciation)	402	184	(394)
Transfers	—	16	—
Total increase (decrease)	245	1,222	112
Assets under management, end of period	$11,341	$11,096	$9,068	2.2%	25.1%
Percentage of institutional assets under management	38.6%	37.4%	31.6%
Average assets under management for period	$11,271	$10,683	$8,746	5.5%	28.9%

Total Institutional Accounts
Assets under management, beginning of period	$29,631	$29,457	$29,948
Inflows	411	1,677	1,364
Outflows	(999)	(1,151)	(709)
Net inflows (outflows)	(588)	526	655
Market appreciation (depreciation)	980	363	(1,144)
Distributions	(627)	(731)	(800)
Transfers	—	16	—
Total increase (decrease)	(235)	174	(1,289)
Assets under management, end of period	$29,396	$29,631	$28,659	(0.8%)	2.6%
Average assets under management for period	$29,478	$29,659	$28,343	(0.6%)	4.0%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management - Institutional Accounts (Unaudited)
By Account Type
For the Periods
(in millions)
	Years Ended
	December 31, 2017	December 31, 2016	% Change
Japan Subadvisory
Assets under management, beginning of period	$13,699	$13,112
Inflows	1,411	3,305
Outflows	(1,545)	(503)
Net inflows (outflows)	(134)	2,802
Market appreciation (depreciation)	911	818
Distributions	(3,018)	(3,033)
Total increase (decrease)	(2,241)	587
Assets under management, end of period	$11,458	$13,699	(16.4%)
Percentage of institutional assets under management	39.0%	47.8%
Average assets under management for period	$12,793	$13,607	(6.0%)

Subadvisory Excluding Japan
Assets under management, beginning of period	$5,892	$5,428
Inflows	730	1,030
Outflows	(854)	(919)
Net inflows (outflows)	(124)	111
Market appreciation (depreciation)	829	353
Total increase (decrease)	705	464
Assets under management, end of period	$6,597	$5,892	12.0%
Percentage of institutional assets under management	22.4%	20.6%
Average assets under management for period	$6,273	$5,961	5.2%

Advisory
Assets under management, beginning of period	$9,068	$7,565
Inflows	1,822	2,039
Outflows	(868)	(992)
Net inflows (outflows)	954	1,047
Market appreciation (depreciation)	1,127	456
Transfers	192	—
Total increase (decrease)	2,273	1,503
Assets under management, end of period	$11,341	$9,068	25.1%
Percentage of institutional assets under management	38.6%	31.6%
Average assets under management for period	$10,280	$8,517	20.7%

Total Institutional Accounts
Assets under management, beginning of period	$28,659	$26,105
Inflows	3,963	6,374
Outflows	(3,267)	(2,414)
Net inflows (outflows)	696	3,960
Market appreciation (depreciation)	2,867	1,627
Distributions	(3,018)	(3,033)
Transfers	192	—
Total increase (decrease)	737	2,554
Assets under management, end of period	$29,396	$28,659	2.6%
Average assets under management for period	$29,346	$28,085	4.5%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy
For the Periods
(in millions)
	Three Months Ended			% Change From
	December 31, 2017	September 30, 2017	December 31, 2016	September 30, 2017	December 31, 2016
U.S. Real Estate
Assets under management, beginning of period	$28,233	$28,896	$31,248
Inflows	1,166	1,491	1,891
Outflows	(1,549)	(1,403)	(1,565)
Net inflows (outflows)	(383)	88	326
Market appreciation (depreciation)	753	62	(1,095)
Distributions	(1,023)	(803)	(1,552)
Transfers	—	(10)	—
Total increase (decrease)	(653)	(663)	(2,321)
Assets under management, end of period	$27,580	$28,233	$28,927	(2.3%)	(4.7%)
Percentage of total assets under management	44.4%	45.9%	50.6%
Average assets under management for period	$28,085	$28,573	$29,063	(1.7%)	(3.4%)

Preferred Securities
Assets under management, beginning of period	$12,709	$11,749	$10,440
Inflows	1,138	1,501	954
Outflows	(808)	(606)	(1,145)
Net inflows (outflows)	330	895	(191)
Market appreciation (depreciation)	138	198	(245)
Distributions	(159)	(133)	(124)
Total increase (decrease)	309	960	(560)
Assets under management, end of period	$13,018	$12,709	$9,880	2.4%	31.8%
Percentage of total assets under management	21.0%	20.7%	17.3%
Average assets under management for period	$12,932	$12,258	$10,253	5.5%	26.1%

Global/International Real Estate
Assets under management, beginning of period	$10,445	$10,121	$10,056
Inflows	555	351	403
Outflows	(315)	(215)	(355)
Net inflows (outflows)	240	136	48
Market appreciation (depreciation)	487	221	(590)
Distributions	(64)	(43)	(111)
Transfers	—	10	—
Total increase (decrease)	663	324	(653)
Assets under management, end of period	$11,108	$10,445	$9,403	6.3%	18.1%
Percentage of total assets under management	17.9%	17.0%	16.4%
Average assets under management for period	$10,729	$10,360	$9,332	3.6%	15.0%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy - continued
For the Periods
(in millions)
	Three Months Ended			% Change From
	December 31, 2017	September 30, 2017	December 31, 2016	September 30, 2017	December 31, 2016
Global Listed Infrastructure
Assets under management, beginning of period	$6,771	$6,394	$5,862
Inflows	153	441	255
Outflows	(79)	(168)	(98)
Net inflows (outflows)	74	273	157
Market appreciation (depreciation)	154	146	(242)
Distributions	(67)	(42)	(80)
Total increase (decrease)	161	377	(165)
Assets under management, end of period	$6,932	$6,771	$5,697	2.4%	21.7%
Percentage of total assets under management	11.2%	11.0%	10.0%
Average assets under management for period	$6,845	$6,758	$5,606	1.3%	22.1%

Other
Assets under management, beginning of period	$3,363	$3,277	$2,891
Inflows	53	190	484
Outflows	(87)	(187)	(117)
Net inflows (outflows)	(34)	3	367
Market appreciation (depreciation)	168	92	66
Distributions	(29)	(9)	(33)
Total increase (decrease)	105	86	400
Assets under management, end of period	$3,468	$3,363	$3,291	3.1%	5.4%
Percentage of total assets under management	5.6%	5.5%	5.8%
Average assets under management for period	$3,411	$3,297	$3,125	3.5%	9.2%

Total
Assets under management, beginning of period	$61,521	$60,437	$60,497
Inflows	3,065	3,974	3,987
Outflows	(2,838)	(2,579)	(3,280)
Net inflows (outflows)	227	1,395	707
Market appreciation (depreciation)	1,700	719	(2,106)
Distributions	(1,342)	(1,030)	(1,900)
Total increase (decrease)	585	1,084	(3,299)
Assets under management, end of period	$62,106	$61,521	$57,198	1.0%	8.6%
Average assets under management for period	$62,002	$61,246	$57,379	1.2%	8.1%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy
For the Periods
(in millions)
	Years Ended
	December 31, 2017	December 31, 2016	% Change
U.S. Real Estate
Assets under management, beginning of period	$28,927	$27,814
Inflows	5,703	7,821
Outflows	(5,241)	(4,091)
Net inflows (outflows)	462	3,730
Market appreciation (depreciation)	1,895	1,674
Distributions	(3,694)	(4,164)
Transfers	(10)	(127)
Total increase (decrease)	(1,347)	1,113
Assets under management, end of period	$27,580	$28,927	(4.7%)
Percentage of total assets under management	44.4%	50.6%
Average assets under management for period	$28,622	$29,224	(2.1%)

Preferred Securities
Assets under management, beginning of period	$9,880	$7,705
Inflows	5,168	4,857
Outflows	(2,635)	(2,592)
Net inflows (outflows)	2,533	2,265
Market appreciation (depreciation)	1,145	365
Distributions	(540)	(455)
Total increase (decrease)	3,138	2,175
Assets under management, end of period	$13,018	$9,880	31.8%
Percentage of total assets under management	21.0%	17.3%
Average assets under management for period	$11,644	$9,145	27.3%

Global/International Real Estate
Assets under management, beginning of period	$9,403	$9,476
Inflows	1,520	1,596
Outflows	(1,071)	(1,867)
Net inflows (outflows)	449	(271)
Market appreciation (depreciation)	1,458	336
Distributions	(212)	(265)
Transfers	10	127
Total increase (decrease)	1,705	(73)
Assets under management, end of period	$11,108	$9,403	18.1%
Percentage of total assets under management	17.9%	16.4%
Average assets under management for period	$10,258	$9,734	5.4%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy - continued
For the Periods
(in millions)
	Years Ended
	December 31, 2017	December 31, 2016	% Change
Global Listed Infrastructure
Assets under management, beginning of period	$5,697	$5,147
Inflows	872	732
Outflows	(376)	(402)
Net inflows (outflows)	496	330
Market appreciation (depreciation)	935	428
Distributions	(196)	(208)
Total increase (decrease)	1,235	550
Assets under management, end of period	$6,932	$5,697	21.7%
Percentage of total assets under management	11.2%	10.0%
Average assets under management for period	$6,473	$5,488	17.9%

Other
Assets under management, beginning of period	$3,291	$2,452
Inflows	402	998
Outflows	(485)	(381)
Net inflows (outflows)	(83)	617
Market appreciation (depreciation)	330	295
Distributions	(70)	(73)
Total increase (decrease)	177	839
Assets under management, end of period	$3,468	$3,291	5.4%
Percentage of total assets under management	5.6%	5.8%
Average assets under management for period	$3,315	$2,778	19.3%

Total
Assets under management, beginning of period	$57,198	$52,594
Inflows	13,665	16,004
Outflows	(9,808)	(9,333)
Net inflows (outflows)	3,857	6,671
Market appreciation (depreciation)	5,763	3,098
Distributions	(4,712)	(5,165)
Total increase (decrease)	4,908	4,604
Assets under management, end of period	$62,106	$57,198	8.6%
Average assets under management for period	$60,312	$56,369	7.0%

Non-GAAP Reconciliations
Management believes that use of the following non-GAAP financial measures enhances the evaluation of the Company’s results, as they provide greater transparency into the Company's operating performance. In addition, these non-GAAP financial measures are used to prepare the Company's internal management reports and are used by management in evaluating the Company’s business.
While management believes that this non-GAAP financial information is useful in evaluating the Company’s results and operating performance, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with U.S. GAAP.
Reconciliation of U.S. GAAP Net Income Attributable to Common Stockholders and U.S. GAAP Earnings per Share to Net Income Attributable to Common Stockholders, As Adjusted and Earnings per Share, As Adjusted

For the Periods

(in thousands, except per share data)	Three Months Ended				Years Ended
	December 31, 2017	September 30, 2017	December 31, 2016		December 31, 2017	December 31, 2016
Net income attributable to common stockholders, U.S. GAAP	$20,398	$25,082	$26,168		$91,939	$92,936
Accelerated vesting of restricted stock units (1)	$224	$298	$—		$522	$1,945
Deconsolidation (2)	$(1,216)	$(558)	$218		$(2,350)	$(654)
Results from seed investments (3)	$(471)	$(521)	$(982)		$(1,124)	$(5,934)
General and administrative (4)	$—	$(950)	$—		$(1,018)	$—
Tax adjustments (5)	$7,120	$2,300	$(3,031)		$9,068	$(2,184)
Net income attributable to common stockholders, as adjusted	$26,055	$25,651	$22,373		$97,037	$86,109

Diluted weighted average shares outstanding	47,300	47,047	46,609		46,979	46,432
Diluted earnings per share, U.S. GAAP	$0.43	$0.53	$0.56		$1.96	$2.00
Accelerated vesting of restricted stock units (1)	$0.01	$0.01	$—		$0.01	$0.04
Deconsolidation (2)	$(0.03)	$(0.01)	$—	*	$(0.05)	$(0.01)
Results from seed investments (3)	$(0.01)	$(0.01)	$(0.02)		$(0.02)	$(0.13)
General and administrative (4)	$—	$(0.02)	$—		$(0.02)	$—
Tax adjustments (5)	$0.15	$0.05	$(0.06)		$0.19	$(0.05)
Diluted earnings per share, as adjusted	$0.55	$0.55	$0.48		$2.07	$1.85
_________________________

*	Amounts round to less than $0.01 per share.

(1)	Represents amounts related to the accelerated vesting of certain restricted stock units due to retirements.

(2)	Represents amounts related to the deconsolidation of seed investments in Company-sponsored funds.

(3)
Represents dividend income and realized gains (losses) on the Company’s seed investments classified as available-for-sale, and the Company’s proportionate share of the results of operations of seed investments classified as equity method investments, including realized and unrealized gains (losses).

(4)	Represents refund of foreign withholding taxes.

(5)	Tax adjustments include the following:

For the Periods
(in thousands)	Three Months Ended			Years Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Transition tax	$8,432	$—	$—	$8,432	$—
Remeasurement of deferred and other tax balances	$4,300	$—	$—	$4,300	$—
Tax reserves	$(4,737)	$1,665	$(675)	$(3,772)	$(675)
Other tax related items	$(826)	$(5)	$(547)	$(780)	$(547)
Tax-effect of non-GAAP adjustments	$(49)	$640	$(1,809)	$888	$(962)
Total tax adjustments	$7,120	$2,300	$(3,031)	$9,068	$(2,184)

Reconciliation of U.S. GAAP Operating Income and U.S. GAAP Operating Margin to Operating Income, As Adjusted and Operating Margin, As Adjusted

For the Periods

(in thousands, except percentages)	Three Months Ended			Years Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenue, U.S. GAAP	$99,342	$96,354	$89,434	$378,194	$349,876
Deconsolidation (1)	$100	$98	$29	$280	$147
Revenue, as adjusted	$99,442	$96,452	$89,463	$378,474	$350,023

Expenses, U.S. GAAP	$58,454	$55,381	$53,574	$223,448	$214,365
Deconsolidation (1)	$(26)	$(23)	$(24)	$(106)	$(106)
Accelerated vesting of restricted stock units (2)	$(224)	$(298)	$—	$(522)	$(1,945)
General and administrative (3)	$—	$950	$—	$1,018	$—
Expenses, as adjusted	$58,204	$56,010	$53,550	$223,838	$212,314

Operating income, U.S. GAAP	$40,888	$40,973	$35,860	$154,746	$135,511
Deconsolidation (1)	$126	$121	$53	$386	$253
Accelerated vesting of restricted stock units (2)	$224	$298	$—	$522	$1,945
General and administrative (3)	$—	$(950)	$—	$(1,018)	$—
Operating income, as adjusted	$41,238	$40,442	$35,913	$154,636	$137,709

Operating margin, U.S. GAAP	41.2%	42.5%	40.1%	40.9%	38.7%
Operating margin, as adjusted	41.5%	41.9%	40.1%	40.9%	39.3%

Reconciliation of U.S. GAAP Non-operating Income (Loss) to Non-operating Income (Loss), As Adjusted

For the Periods

(in thousands)	Three Months Ended			Years Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Non-operating income (loss), U.S. GAAP	$2,839	$2,327	$1,427	$5,654	$7,892
Deconsolidation (1)	$(1,750)	$(1,335)	$142	$(3,283)	$(781)
Results from seed investments (4)	$(471)	$(521)	$(982)	$(1,124)	$(5,934)
Non-operating income (loss), as adjusted	$618	$471	$587	$1,247	$1,177
_________________________

(1)	Represents amounts related to the deconsolidation of seed investments in Company-sponsored funds.

(2)	Represents amounts related to the accelerated vesting of certain restricted stock units due to retirements.

(3)	Represents refund of foreign withholding taxes.

(4)
Represents dividend income and realized gains (losses) on the Company’s seed investments classified as available-for-sale, and the Company’s proportionate share of the results of operations of seed investments classified as equity method investments, including realized and unrealized gains (losses).